Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT
Monalytic, Inc. (Florida)
Pingdom AB (Sweden)
SolarWinds Canada Corporation (Nova Scotia)
SolarWinds Czech s.r.o. (Czech Republic)
SolarWinds EMEA Limited (Ireland)
SolarWinds France SAS (France)
SolarWinds Holdings, Inc. (Delaware)
SolarWinds India Private Limited (India)
SolarWinds Intermediate Holdings I, Inc. (Delaware)
SolarWinds Intermediate Holdings II, Inc. (Delaware)
SolarWinds International Holdings, Ltd. (Cayman Islands)
SolarWinds ITSM Israel Ltd. (Israel)
SolarWinds ITSM US, Inc. (Delaware)
SolarWinds Japan K.K. (Japan)
SolarWinds North America, Inc. (Delaware)
SolarWinds Poland sp. Z o.o (Poland)
SolarWinds Software Asia Pte. Ltd. (Singapore)
SolarWinds Software Australia Pty. Ltd. (Australia)
SolarWinds Software Europe (Holdings) Limited (Ireland)
SolarWinds Software Europe Designated Activity Company (Ireland)
SolarWinds Software Germany GmbH (Germany)
SolarWinds Software South Korea LLC (South Korea)
SolarWinds Software UK Limited (United Kingdom)
SolarWinds Software Yazılım Limited Şirketi (Turkey)
SolarWinds Sweden Holdings AB (Sweden)
SolarWinds Worldwide, LLC (Delaware)
SWI Software Trading Middle East LLC (United Arab Emirates- Dubai)